SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **RIVERBANK RESOURCES INC.**, did on February 9, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 1, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0092702005-3
Document Number:
20050038854-35

Date Filed:
2/9/2005 12:42:08 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	RIVERBANK RESOURCES INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Empire Stock Transfer Inc. Name 7251 West Lake Mead Boulevard Suite 300 — Las Vegas — NEVADA 89128 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 70,000,000 — Par value: $ .001 — Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Leah Finke Name 7251 West Lake Mead Boulevard Suite 300 — Las Vegas — NV — 89128 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All legal purposes
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Leah Finke — [signature] Name — Signature 7251 West Lake Mead Boulevard Suite 300 — Las Vegas — NV — 89128 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 2/3/2005 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

RIVERBANK RESOURCES INC.

FIRST. The name of the corporation is Riverbank Resources Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Boulevard Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is sixty nine million (69,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share. The total number of preferred "A" stock authorized that may be issued by the Corporation is one million (1,000,000) shares of preferred stock with a par value of one tenth of one cent ($0.001). The corporation may from time to time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be three (3) in number and the name and post office address of these Directors are:

Name:	Leah Finke
Address:	7251 W. Lake Mead Blvd Suite 300
	Las Vegas, NV 89128

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Empire Stock Transfer Inc.
Address:	7251 West Lake Mead Boulevard Suite 300
	Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Boulevard Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELVETH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this February 3, 2005.

Leah Finke
Incorporator

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

March 1, 2005

Job Number: C20050301-1204
Reference Number: 00000039801-01
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20050038854-35	Articles of Incorporation	3 Pages/2 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630


YUKON
ALASKA
N
BIG MIKE PROPERTY
Stewart
Fort St. John
Dawson Creek
BRITISH
COLUMBIA
ALBERTA
Terrace
Prince Rupert
Kitimat
Smithers
Houston
Prince George
QUEEN
CHARLOTTE
ISLANDS
Quesnel
Williams Lake
PACIFIC
OCEAN
Golden
Revelstoke
Kamloops
Vernon
Nakusp
Merritt
Kelowna
Cranbrook
VANCOUVER
ISLAND
VANCOUVER
Hope
Princeton
VICTORIA
UNITED STATES
Miles
0 50 100
Kilometres
0 50

FIGURE 1

RIVERBANK RESOURCES LTD.

BIG MIKE PROPERTY

SKEENA MINING DIVISION, B. C.

NTS: 103/090

LOCATION MAP

DATE: April, 2005	SCALE:



ALASKA
CANADA
434000
435000
6190000
6189000
6188000
N
CANAL
PORTLAND
W. G. TIMMIN'S
SAMPLE LOCATIONS
MAIN ADIT
390957
1
2
88H3977
METRES
0 100 200 300 400 500
FIGURE 2
RIVERBANK RESOURCES LTD.
BIG MIKE PROPERTY
SKEENA MINING DIVISION, B. C.
NTS: 103/090
CLAIM MAP
TENURE NO. 390957
DATE: April, 2005
SCALE: 1:10000



432000
434000
436000
438000
440000
6192000
6190000
6188000
6186000
N
BIG MIKE PROPERTY
USA
CANADA
PORTLAND
CANAL
MARMOT
RIVER
BULLDOG
CREEK
Q(JBgd)
JBgd
TJss
ImJu
ETH
RIDGE

LEGEND

QUATERNARY

Q	*Glacial till, alluvium, colluvium; unit designations in parenthesis are assumed to underlie Quaternary sediments*

TERTIARY

PALEOCENE TO EOCENE

ETg	*Granitic dykes: equigranular to porphyritic, biotite, hornblende, or biotite hornblende granite, granodiorite, quartz monzonite and monzodiorite dykes; quartz K-feldspar porphyritic rhyolite dykes; leucocratic plagioclase-hornblende dykes similar to the Larcom dyke swarm; latter dykes and all older units are cut by mafic dykes too thin and numerous to show*
ETH	*HYDER PLUTON: biotite-hornblende granite, locally K-feldspar megacrystic; may include minor granodiorite and quartz monzonite; minor areas may have only biotite or hornblende; sphene is common; b - biotite, h - hornblende, K - K-feldspar megacrystic*

LOWER AND/OR MIDDLE JURASSIC
HAZELTON GROUP
AND RELATED EARLY TO MIDDLE JURASSIC INTRUSIVE ROCKS

lmJu	*Undivided volcanic, clastic and intrusive rock of the Georgie River area. Most is probably Jurassic volcanic, clastic, and lesser intrusive rock but minor outcrops of Tertiary granitic rock may be present, as may minor Triassic rocks*
	Rhyolite: K-feldspar megacrystic to quartz- K-feldspar porphyritic; bodies several meters to tens of meters wide (only largest are shown); intrusive contacts with JHvcs
	BULLDOG CREEK PLUTON: hornblende-biotite granodiorite to quartz monzonite; epidote veins and chlorite and K-feldspar alteration; pink and green weathering; common fault breccia (181 +/- 8 K-Ar on hb)
JHvcs	*Undivided volcanic conglomerate, volcanic sandstone, and intermediate to mafic aphyric to porphyritic flows: volcaniclastic rocks are unbedded, poorly sorted, matrix supported, heterolithic and monolithic volcanic conglomerate interbedded with immature, massive or poorly bedded sandstone and rare, thin sandstone/siltstone turbidite units; C - dominantly volcanic conglomerate and sandstone; F - dominantly intermediate and mafic flows; Ff - feldspar-phyric flows; Fp - pyroxene-pyric flows; T - tuff*

TRIASSIC OR EARLY OR MIDDLE JURASSIC

TJss	*Siliceous (tuffaceous?) siltstone and sandstone (Pendant in Bulldog Creek pluton)*

KILOMETRES
0 1 2

FIGURE 3

RIVERBANK RESOURCES LTD.

BIG MIKE PROPERTY

SKEENA MINING DIVISION, B. C.
NTS: 103/090

REGIONAL GEOLOGY MAP

DATE: April, 2005	SCALE: 1:50000

ACME ANALYTICAL LABORATORIES LTD. 852 E. HASTINGS ST. VANCOUVER BC V6A 1R6 PHONE(604)253-3158 FAX(604)253-1716
(ISO 9002 Accredited Co.)

GEOCHEMICAL ANALYSIS CERTIFICATE

Riverbank Resources Ltd. File # A500880

Submitted by: Larry Sostad

SAMPLE#	Mo ppm	Cu ppm	Pb ppm	Zn ppm	Ag ppm	Ni ppm	Co ppm	Mn ppm	Fe %	As ppm	U ppm	Au ppb	Th ppm	Sr ppm	Cd ppm	Sb ppm
BM1	2.5	929.9	2228.8	1769	41.1	15.4	26.6	332	8.32	<.5	1.4	1488.4	1.2	13	77.5	.4
BM2	1.6	68.1	47.4	172	.3	2.8	4.9	551	2.77	1.3	2.7	64.7	4.7	51	.6	<.1
BM3	2.8	174.5	76.4	16	1.0	4.6	3.8	59	1.39	1.1	.3	1953.6	<.1	1	.6	<.1
BM4	2.2	195.4	27.6	93	.5	19.0	10.3	468	3.35	.7	1.8	21.8	2.7	153	.2	<.1
BM5	2.5	118.5	20.7	135	.3	3.0	5.3	517	2.64	.6	1.4	109.5	2.9	58	2.4	<.1
BM6	4.5	79.8	16.7	116	.2	2.8	7.5	879	3.95	<.5	2.2	9.1	6.0	53	.1	<.1
STANDARD DS6	11.9	126.0	29.7	145	.3	25.3	10.4	725	2.87	21.3	6.6	49.6	3.1	38	6.1	3.3

SAMPLE#	Bi ppm	V ppm	Ca %	P %	La ppm	Cr ppm	Mg %	Ba ppm	Ti %	B ppm	Al %	Na %	K %	W ppm	Hg ppm	Sc ppm	Tl ppm	S %	Ga ppm	Se ppm
BM1	123.9	23	.38	.007	1	7.6	.20	15	.039	31	.77	.046	.04	1.6	.02	1.7	.1	3.48	2	4.7
BM2	.2	52	1.84	.082	2	7.4	.61	34	.131	2	2.89	.263	.32	3.8	<.01	4.1	.1	.25	7	<.5
BM3	1.9	1	.01	.001	<1	13.7	.01	8	.002	<1	.03	.004	.02	.2	.03	.1	<.1	.30	<1	<.5
BM4	.8	118	2.34	.057	2	34.8	.84	94	.126	<1	4.13	.449	.48	.5	.01	5.2	.2	.58	11	.7
BM5	.3	54	1.57	.055	2	10.7	.59	47	.128	<1	2.75	.297	.38	2.7	.01	5.0	.2	.38	7	.6
BM6	.2	110	1.24	.085	3	11.9	1.06	195	.241	<1	3.15	.358	1.24	.6	<.01	9.5	.5	.31	11	.5
STANDARD DS6	5.2	57	.87	.068	14	196.3	.59	167	.077	18	1.89	.069	.15	3.6	.24	3.2	1.7	<.05	6	4.1

GROUP 1DX - 15.0 GM SAMPLE LEACHED WITH 90 ML 2-2-2 HCL-HNO3-H2O AT 95 DEG. C FOR ONE HOUR, DILUTED TO 300 ML, ANALYSED BY ICP-MS.
(>) CONCENTRATION EXCEEDS UPPER LIMITS. SOME MINERALS MAY BE PARTIALLY ATTACKED. REFRACTORY AND GRAPHITIC SAMPLES CAN LIMIT AU SOLUBILITY.
- SAMPLE TYPE: Rock R150

Data ___ FA ___ DATE RECEIVED: MAR 8 2005 DATE REPORT MAILED: March 17/05


BRITISH COLUMBIA
CERTIFIED ASSAYER
Clarence Leong